Exhibit 10.12
Form of Tesoro Corporation 2006 Long-Term Incentive Plan
Performance Units Agreement

Date

Private and Confidential

First Name Last Name
FBA
Work Street
Work City, Work State Work Zip

Dear First Name:

I am very pleased to inform you that, effective Grant Letter (the "Award Date"), the Compensation Committee of the Board of Directors of Tesoro Corporation (the "Company"), pursuant to its authority under the Tesoro Corporation 2006 Long-Term Incentive Plan (the "Plan"), has approved a grant of Value in performance units (the "Award"). The following is a summary of the terms and conditions associated with the Award.

The Award is designed to reward you for the Company achieving pre-established objectives for shareholder return on both a relative and absolute basis. This Award will vest at the end of the 33 month performance period (date through date). However, if your employment with the Company terminates prior to the end of the performance period, your award will be forfeited unless such termination is due to retirement, death, disability, or involuntary termination without cause. An involuntary termination without cause includes any situation in which the Employee is terminated by the Company except when termination is related to the Employee's:

•	Conviction of or a plea of nolo contendere to the charge of a felony (which, through lapse of time or otherwise, is not subject to appeal);

•	Willful refusal without proper legal cause to perform, or gross negligence in performing, the Employee's duties and responsibilities;

•	Material breach of fiduciary duty to the Company through the misappropriation of Company funds or property; or

•	The unauthorized absence of the Employee from work (other than for sick or approved FMLA or disability leave) for a period of 30 or more working days out of a 45-working day period.

At the end of the performance period, the Award will be adjusted based on the Company's Relative Total Shareholder Return against the Performance Peer Group and S&P 500 Index and combined with the Absolute Total Shareholder Return of Tesoro's Stock over the performance period. Should the performance threshold not be achieved at the end of the performance period, the Award will not be paid. The value of the Award at the time of vesting will be paid in cash and be taxable to you as additional compensation and is subject to applicable income and employment tax withholding(s).

The Award has been granted under and is subject to the terms of the Plan. In addition, further information concerning the terms and conditions of the Award are included with this letter. The Award will be administered by Tesoro's Compensation Department. You will receive additional information on how to accept your Award at a later date.

We highly value your contribution and commitment to the Company's success and believe that this Award provides you a financial incentive that aligns your interests with the Company's shareholders.

Sincerely,

President and Chief Executive Officer

Compensation and Benefits

Performance Unit Awards Granted in [year]

Summary of Key Provisions

Purpose	To reward senior executives and other key employees based on the achievement of pre-established objectives for relative and absolute shareholder return over a 33 month performance period.

Eligibility	All senior executives and employees in salary grades 3 and above or as approved by the Compensation Committee of Tesoro's Board of Directors.

Plan	This award is granted under the general terms and conditions of the 2006 Long-Term Incentive Plan.

Performance Units	Each dollar ($1) of LTI compensation granted in the form of a performance unit award is equal to one performance unit.

Performance Period	The performance period for the performance unit award granted in [year] is for 33 months [(date to date)].

Vesting	Unless the Committee specifies otherwise, the performance units shall vest at the end of the 33 month performance period (100% of award vests on [date]).

Form and Timing of Payment
The performance units granted will be adjusted based on the relative and absolute shareholder returns achieved (as reflected on the Performance Payout Table), converted to cash, and paid out within 2 ½ months after the end of the performance period.

Payout Range	The payout for a performance unit award can range from 0% to 200% as reflected in the Performance Payout Table.
Performance Measures	1. Relative Total Shareholder Return (TSR) against the Performance Peer Group and S&P 500 Index
For purposes of calculating TSR,
An average of the stock prices for the 30 business days leading up to the beginning and end of the performance period will be used.
Dividends will be assumed to be reinvested in company stock as of the end of the quarter declared.

Reduction in Peers: Additional payout tables have been developed in the event of a reduction in the number of peers due to a business combination. If a peer files bankruptcy during the performance period, it will be ranked last for purposes of determining performance.

2. Absolute Shareholder Return of Tesoro's stock over the Performance Period.

Performance Peer Group	The Performance Peer Group for this award is comprised of the following companies.
Alon, Frontier, Holly, Sunoco, Valero, Western, and S&P 500 Index
Change in Control
In the event of a Change in Control of the Company, all awards will immediately vest upon and paid at the greater of target or actual performance (relative and absolute total shareholder returns) using the stock transaction price.

Termination of Employment	Performance Unit Awards
Death - paid out at the end of the performance period based on the number of full months worked divided by 33 months based on the actual performance.
Disability - paid out at the end of the performance period based on the number of full months worked divided by 33 months based on the actual performance.
Retirement - paid out at the end of the performance period based on the number of full months worked divided by 33 months based on the actual performance.
Voluntary Termination or Termination for Cause - award will be forfeited.
Involuntary Termination or Voluntary for “Good Reason” - paid out at the end of the performance period based on the number of months worked (minimum of 12 months) divided by 33 months based on the actual performance.

Nothing herein is intended to modify any referenced Plan. The applicable Plan is the legally governing document and is the final authority on the terms of such Plan.

Compensation and Benefits

Performance Unit Awards Granted in [year]

Performance Payout Tables

	Rank	Payout % (7 Peers plus Tesoro)
Relative TSR	#1	60%	100%	125%	150%	175%	200%
	#2	30%	90%	112.5%	125%	150%	175%
	#3	20%	60%	100%	112.5%	125%	150%
	#4	0%	30%	75%	100%	112.5%	125%
	#5	0%	15%	50%	75%	100%	112.5%
	#6	0%	0%	25%	50%	75%	100%
Payout % will be interpolated to reflect shareholder returns between percentages outlined in this table.		< 5%	5%	10%	15%	20%	25%
		Absolute Total Shareholder Return
Note: Ranking 7 or 8 results in 0% payout. Committee retains full discretion on award payout at end of performance period.

In the event performance peer group is reduced as the result of a business combination, the following payout table will be used. Peers who file bankruptcy during the performance period will rank last for purposes of determining payouts.

	Rank	Payout % (6 Peers plus Tesoro)
Relative TSR	#1	60%	100%	125%	150%	175%	200%
	#2	30%	75%	100%	125%	150%	175%
	#3	0%	50%	75%	100%	125%	150%
	#4	0%	25%	50%	75%	100%	125%
	#5	0%	0%	25%	50%	75%	100%
Payout % will be interpolated to reflect shareholder returns between percentages outlined in this table.		< 5%	5%	10%	15%	20%	25%
		Absolute Total Shareholder Return
Note: Ranking 6 or 7 results in 0% payout. Committee retains full discretion on award payout at end of performance period.

In the event performance peer group is reduced as the result of a business combination, the following payout table will be used. Peers who file bankruptcy during the performance period will rank last for purposes of determining payouts.

	Rank	Payout % (5 Peers plus Tesoro)
Relative TSR	#1	60%	100%	125%	150%	175%	200%
	#2	25%	50%	75%	100%	125%	150%
	#3	0%	25%	50%	75%	100%	125%
	#4	0%	0%	25%	50%	75%	100%
Payout % will be interpolated to reflect shareholder returns between percentages outlined in this table.		< 5%	5%	10%	15%	20%	25%
		Absolute Total Shareholder Return
Note: Ranking 5 or 6 results in 0% payout. Committee retains full discretion on award payout at end of performance period.